Exhibit 99.1

United States Diesel-Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(632,688)
Unrealized Gain (Loss) on Market Value of Futures	187,404
Dividend Income	61
Interest Income	32
Total Income (Loss)	$(445,191)

Expenses
Professional Fees	$2,480
General Partner Management Fees	1,758
SEC & FINRA Registration Expense	620
Brokerage Commissions	267
Prepaid Insurance Expense	52
NYMEX License Fee	44
Non-interested Directors' Fees and Expenses	35
Total Expenses	5,256
Expense Waiver	(3,057)
Net Expenses	$2,199
Net Income (Loss)	$(447,390)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/14	$3,676,453
Net Income (Loss)	(447,390)

Net Asset Value End of Month	$3,229,063
Net Asset Value Per Share (150,000 Shares)	$21.53

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612